EXHIBIT 10.6

SECURED PROMISSORY NOTE

$500,000.00	February 12, 2002 San Diego, California

FOR VALUE RECEIVED, Salmedix, Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of Alexandria Finance, LLC, a Delaware limited liability company (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand Dollars ($500,000.00), or such lesser principal amount as has been advanced to Borrower under the terms hereof (the “Loan”), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Note is referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, supplemented or restated, the “Security Agreement”). Additional rights of the Lender are set forth in the Security Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable on February 12, 2005 (the “Maturity Date”).

2. Interest Rate. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable monthly in arrears beginning on the first calendar day of the first calendar month following the first Advance (as hereinafter defined), and continuing on the first calendar day of each calendar month thereafter for the preceding calendar month, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Any principal repayment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the rate of thirteen percent (13%) per annum.

3. Place of Payment. All amounts payable hereunder shall be payable at the office of Lender, 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101, Attn: Chief Financial Officer unless another place of payment shall be specified in writing by Lender.

4. Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5. Advances. Lender shall make available to Borrower, through one or more advances (the “Advances”), the principal amount indicated on the face of this Note for borrowings by Borrower from time to time as provided herein. The proceeds of the Advances will be used solely to reimburse Borrower for the purchase of Equipment and other property approved by Lender prior to the funding of each Advance. Each Advance shall not be less than Twenty-Five Thousand Dollars ($25,000.00). When repaid, Advances may not be reborrowed. Borrower shall notify Lender in writing at the address specified in Section 3 of this Note, Attn: Chief Financial Officer, by facsimile transmission to (626) 578-0770 no later than 3:00 p.m. Pacific time, five (5) business days prior to the date on which an Advance is requested to be made, and shall provide to Lender invoices for the Equipment sought to be financed and such additional information as Lender may request.

At the time of any borrowing under this Note (or at the time of receipt of any payment of principal), Lender shall make or cause to be made, an appropriate notation on Exhibit A attached hereto reflecting the amount of such borrowing (or the amount of such payment). The outstanding amount of this Note set forth on such Exhibit A shall be prima facie evidence of the principal amount thereof outstanding, but the failure to record, or any error in so recording, shall not limit or otherwise affect the obligations of Borrower to make payments of principal or interest on this Note when due.

6. Secured Note. The full amount of this Note is secured by the Collateral identified and described as security therefore in the Security Agreement.

7. Conditions Precedent to Advances.

(a) Conditions to First Advance. The obligations of Lender under this Note are subject to the occurrence, prior to or simultaneously with the date hereof, of each of the following conditions:

(i) Documents Executed and Filed.

(a)	This Note;

(b)	The Security Agreement;

(c)	That certain Warrant executed by Borrower in favor of Lender, dated as of even date herewith;

(d)	UCC-1 Financing Statement covering that Equipment and other property acquired with the proceeds of the first Advance.

(ii) Resolutions. Lender shall have received in form and substance satisfactory to Lender, a certified copy of the records of all actions (including all resolutions or unanimous consents) taken by Borrower, authorizing or relating to the execution and delivery or this Note, the Security Agreement, the Warrant or any other document executed in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby.

(iii) Notice of Borrowing. Lender shall have received a notice of borrowing in accordance with Section 5 hereof, together with such information required in Section 5 hereof.

(b) Conditions to All Advances. The obligation of Lender to make any Advance is subject to the occurrence, prior to or on the disbursement date for such Advance, of each of the following conditions:

(i) Documents Executed and Filed.

(a)	UCC-1 Financing Statement covering that Equipment and other property acquired with the proceeds of such Advance.

(ii) Notice of Borrowing. Lender shall have received a notice of borrowing in accordance with Section 5 hereof, together with such information required in Section 5 hereof.

(iii) Certificate. Lender shall have received a certificate, executed by the chief executive or chief financial officer of Borrower, certified as of such disbursement date, that no Event of Default has occurred and is continuing.

(iv) Exhibit A to Security Agreement. Lender shall have amended Exhibit A to the Security Agreement to include the Equipment and other property acquired with the proceeds of such Advance.

8. Prepayment. This Note may be prepaid in whole or in part without penalty or premium.

9. Default. Each of the following events shall be an “Event of Default” hereunder:

(a) Borrower fails to pay timely any of the principal amount due under this Note within five (5) days of the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five (5) days of the date the same becomes due and payable;

(b) Borrower defaults in the performance of any other material term, obligation, covenant or condition hereunder and such default is not cured within ten (10) days after the occurrence thereof;

(c) Any representation or warranty made herein shall prove to have been false or misleading in any material respect when made or deemed made;

(d) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(e) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other or similar official) is appointed to take possession, custody or control of any property of Borrower; or

(f) An Event of Default occurs under the Security Agreement.

10. Remedies. Upon the occurrence of an Event of Default hereunder, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) declare all unpaid principal, accrued interest and other amounts owing hereunder immediately due and payable (provided, that upon the occurrence of an Event of Default described in Section 9 (d) or (e), all such amounts shall become immediately due and payable without any action by Lender); and

(b) cease making Advances to or for the benefit of Borrower.

11. Representations and Warranties. The Borrower represents and warrants to Lender that as of the date hereof, and as of the date of each Advance hereunder:

(a) Corporate Existence and Power. (a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) Borrower has the power and authority to conduct its business in the manner in which it is currently being conducted and is currently proposed to be conducted; and (c) Borrower has the power and authority to execute, deliver and perform this Note and to borrow money in accordance with its terms.

(b) Valid and Binding Agreement. The execution, delivery and performance of this Note, and the borrowings hereunder have been duly authorized by all requisite action of the Borrower, and this Note constitutes a valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms.

(c) Financial Statements. All of the financial statements of the Borrower delivered or to be delivered to Lender pursuant to the terms hereof are true and correct in all material respects, have been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) and fairly present the financial condition of Borrower as of the dates, and the results of operation for the fiscal period for which the same are furnished to Lender. Borrower has no material contingent obligations, liabilities for taxes, long-term leases on unusual forward or long-term commitments not disclosed by, or reserved against in the financial statements.

(d) Financial Condition. Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Note, the Warrant or the Security Agreement. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest of the financial statements.

12. Covenants. On a continuing basis from the date of this Note until all indebtedness hereunder is paid in full, Borrower covenants and agrees as follows:

(a) Use of Proceeds. Borrower shall use the proceeds of each Advance to purchase Equipment pursuant to the terms hereof and the terms of the Security Agreement.

(b) Annual Financial Reports. Furnish to Lender, in form and reporting basis satisfactory to Lender, not later than one hundred eighty (180) days after the close of each fiscal year of Borrower beginning with the fiscal year ending December 31, 2001, audited financial statements of Borrower on a consolidated and consolidating basis containing the balance sheet of Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year and such other comments and financial details as are usually included in similar financial statements; such financial statements shall be prepared according to GAAP and audited by independent certified public accountants of recognized standing selected by Borrower and acceptable to Lender and shall contain an unqualified opinion on such financial statements.

(c) Quarterly Unaudited Financial Statements. Furnish to Lender, in form and reporting basis satisfactory to Lender, not later than thirty (30) days after the end of each fiscal quarter of Borrower, financial statements on a consolidated and consolidating basis containing the balance sheet of Borrower as of the end of each such period, a statement of profit and loss and a statement of cash flow for such quarter then ended, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in Section 12(b) above and shall be in such detail as Lender may reasonably require, and the accuracy of the statements shall be certified by the chief executive or chief financial officer of Borrower.

(d) Collateral. Borrower shall not, directly or indirectly, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or any portion thereof, except as permitted pursuant to the Security Agreement.

13. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, notice of nonpayment, protest and notice of protest, and all other notices and demands in connection with or relating to this Note. Borrower promises to pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

14. No Waiver by Lender. The waiver by Lender, or any holder hereof, of any of the terms of this Note will not be deemed to be, nor does the same constitute, a waiver of a future breach or default on the part of Lender. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder by Lender preclude any other or further exercise thereof, or the exercise of any other right, power or privilege by Lender. Any waiver by Lender or the holder hereof of any provision of this Note and any consent by Lender or the holder hereof to the departure from the terms of any provision of this Note is effective only in the specific instance and for the specific purpose for which given. No notice or demand on Borrower in any case entitles Borrower to any other or further notice or demand in similar or other circumstances.

15. Waiver of Jury Trial. The parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Note or the transactions contemplated hereby.

16. Notices. Any notice, request, or other communication shall in writing and shall be given by personal delivery, national overnight courier, or by certified or registered United States mail, postage prepaid to the addresses set forth on the signature page hereof. Notices shall be effective upon receipt or when proper delivery is refused. In case of service by mail, notices shall be deemed complete at the expiration of the second (2nd) business day after mailing. Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this Section 16.

17. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

18. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Neither this Note not any rights hereunder may be assigned by Borrower without the Lender’s prior written consent.

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BORROWER	SALMEDIX, INC., a Delaware corporation

	By:	/s/ ANITA I. BUSQUETS

	Printed Name:	Anita I. Busquets
	Title:	Chief Financial & Admin Officer

Notice Address:

4330 La Jolla Village Drive Suite 250 San Diego, California 92122 Attn: Chief Financial Officer

Notice Address for Lender:

135 North Los Robles Avenue Suite 250 Pasadena, California 91101 Attn: Chief Financial Officer

EXHIBIT A

PRINCIPAL BORROWINGS SCHEDULE

DATE	BORROWING	REPAYMENT	PRINCIPAL BALANCE	ASSETS PURCHASED